Exhibit 99.1

MP Materials Reports Fourth Quarter and Full Year 2024 Results
Commenced commercial production of NdPr metal at Independence
Began trial production of automotive-grade magnets
Achieved record production of 45,455 metric tons of REO in concentrate in 2024
Produced record 1,294 metric tons of NdPr oxide in 2024
Generated fourth quarter revenues of $61.0 million, a 48% increase year over year
LAS VEGAS – February 20, 2025 – MP Materials Corp. (NYSE: MP) (“MP Materials” or the “Company”), today announced its financial results for the fourth quarter and full year ended December 31, 2024.
Fourth Quarter 2024 Highlights
•Commenced commercial production of NdPr metal at Independence
•Began trial production of automotive-grade magnets
•Produced 11,478 metric tons of rare earth oxides (“REO”) in concentrate, a record for a quarter with a planned maintenance shutdown and sold 7,803 metric tons
•Produced 413 metric tons of NdPr oxide and sold 468 metric tons
•Increased revenues 48% year over year to $61.0 million
•Received second $50.0 million customer prepayment for magnetic precursor production at the Independence facility
Full Year 2024 Highlights
•Produced record 45,455 metric tons of REO in concentrate
•Produced record 1,294 metric tons of NdPr oxide
•Signed NdPr supply agreements with a major global automaker as well as the Department of Defense
•Received $100.0 million in customer prepayments for magnetic precursor production
•Awarded $58.5 million 48C tax credit for Independence facility
•Repurchased 8.6% of outstanding shares for $225.1 million ($14.76/share)
•Extended vast majority of debt maturities to 2030 while retiring 90.2% of 2026 notes at a discount

“MP had a terrific year of execution across our materials and magnetics divisions,” said MP Materials Chairman and CEO, James Litinsky. “Notably, we achieved record upstream and midstream production at Mountain Pass and, in the fourth quarter, commenced commercial production of NdPr metal and trial production of automotive-grade magnets at Independence. As global supply chains face increasing scrutiny and the world races to secure the building blocks of physical AI, MP stands at the forefront, providing a domestic solution for the essential technologies of the future.”

Fourth Quarter and Full Year 2024 Consolidated Financial Highlights

	For the three months ended December 31,		For the year ended December 31,
(in thousands except per share data, unaudited)	2024	2023	2024	2023
Financial Measures:
Revenue	$60,986	$41,205	$203,855	$253,445
Net income (loss)	$(22,342)	$(16,259)	$(65,424)	$24,307
Adjusted EBITDA(1)	$(10,707)	$1,300	$(50,168)	$102,502
Adjusted Net Income (Loss)(1)	$(18,942)	$(3,998)	$(74,104)	$71,378
Diluted EPS	$(0.14)	$(0.09)	$(0.57)	$0.14
Adjusted Diluted EPS(1)	$(0.12)	$(0.02)	$(0.44)	$0.39
(1)See “Use of Non-GAAP Financial Measures” below for the definitions of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS. See tables below for reconciliations of non-GAAP financial measures to their most directly comparable GAAP financial measures.
Fourth Quarter 2024 Consolidated Review
Revenue increased 48% year-over-year to $61.0 million, driven by higher sales in the Materials Segment primarily driven by higher NdPr oxide and metal sales due to the transition to midstream production of separated products.
Adjusted EBITDA declined by $12.0 million year-over-year to $(10.7) million, driven primarily by elevated production costs in the Materials Segment mainly due to the initial ramp of production of separated products.
Adjusted Net Loss increased by $14.9 million year-over-year to $(18.9) million, driven mainly by the lower Adjusted EBITDA discussed above, as well as higher interest expense from the new 2030 convertible notes (“2030 Notes”) issued in the first quarter of 2024, lower interest income, and higher depreciation expense from additional midstream and downstream capital assets placed into service over the last year. These changes were partially offset by a larger tax benefit due to a higher pre-tax loss.
Net loss increased by $6.1 million year-over-year to $(22.3) million, primarily due to the factors driving the change in Adjusted Net Loss discussed above, partially offset by a $6.6 million gain associated with the early extinguishment of a portion of convertible notes due in 2026 (“2026 Notes”) in the current quarter, as well as lower start-up costs and advanced projects and development expenses in the current quarter.
Diluted earnings per share (“EPS”) and Adjusted Diluted EPS decreased by $0.05 and $0.10 year-over-year, respectively, to $(0.14) and $(0.12), respectively, in line with the change in net loss and Adjusted Net Loss discussed above. Diluted EPS and Adjusted Diluted EPS were also impacted by a lower average share count in the current quarter, driven primarily by the repurchase of 15.2 million shares in 2024.
Full Year 2024 Consolidated Review
Revenue decreased 20% to $203.9 million compared to 2023 primarily as a result of lower Realized Price per REO metric ton (“MTs”), as well as lower REO Sales Volume in the Materials Segment as production of separated products ramped.
Adjusted EBITDA declined $152.7 million year-over-year to $(50.2) million, driven primarily by elevated production costs mainly due to the initial ramp of production of separated products, as well as lower realized prices in the Materials Segment in 2024.
Adjusted Net Income (Loss) decreased by $145.5 million year-over-year to $(74.1) million, driven mainly by the change in Adjusted EBITDA discussed above as well as higher depreciation expense from additional midstream and downstream capital assets placed into service in 2023 and 2024, increased interest expense from the new 2030 Notes and lower interest income. These changes were partially offset by a tax benefit due to a pre-tax loss in 2024 compared to tax expense on pre-tax income in 2023.

Net income (loss) decreased by $89.7 million year-over-year to $(65.4) million, driven by the factors impacting the decrease in Adjusted Net Income (Loss) discussed above, partially offset by a $52.9 million pre-tax gain on the early extinguishment of debt, as well as lower start-up costs from the beginning of midstream production, both in 2024.
Diluted EPS and Adjusted Diluted EPS decreased by $0.71 and $0.83, respectively, compared to 2023, to diluted EPS of $(0.57) and Adjusted Diluted EPS $(0.44), in line with the change in net income (loss) and Adjusted Net Income (Loss) discussed above. Diluted EPS was also impacted by the dilutive effect of the 2026 Notes repurchased in March of 2024. Diluted EPS and Adjusted Diluted EPS were also impacted by a lower average share count in 2024, driven primarily by the repurchase of 15.2 million shares in 2024.
Fourth Quarter and Full Year 2024 Segment Financial Highlights

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2024	2023	2024	2023
Segment Financials:
Revenue
Materials Segment	$60,986	$41,205	$203,855	$253,445
Magnetics Segment	—	—	—	—
Total revenue	$60,986	$41,205	$203,855	$253,445

Segment Adjusted EBITDA(1)
Materials Segment	$(1,319)	$9,176	$(14,148)	$130,392
Magnetics Segment	(3,061)	(2,357)	(12,224)	(6,522)
Total Segment Adjusted EBITDA	$(4,380)	$6,819	$(26,372)	$123,870
Corporate and other(2)	(6,327)	(5,519)	(23,796)	(21,368)
Adjusted EBITDA(3)	$(10,707)	$1,300	$(50,168)	$102,502
(1)Segment Adjusted EBITDA is management’s measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. See “Segment Information” below for further information.
(2)Corporate and other is not considered a reportable segment, and is presented solely to reconcile the total of Segment Adjusted EBITDA to Adjusted EBITDA on a consolidated basis. Corporate and other represents costs incurred at the corporate level that are not allocated to the operating segments, specifically relating to executive compensation, investor relations, other corporate costs, and unallocated shared service functions such as legal, information technology, human resources, finance and accounting and supply chain.
(3)See “Use of Non-GAAP Financial Measures” below for definition. See table below for a reconciliation of Adjusted EBITDA to its most directly comparable GAAP financial measure, net income or loss.

Fourth Quarter and Full Year 2024 Materials Segment Financial and Operational Results

	For the three months ended December 31,		For the year ended December 31,
(unaudited)	2024	2023	2024	2023
Revenue:	(in thousands)
Rare earth concentrate	$36,808	$40,329	$144,363	$252,468
NdPr oxide and metal	23,725	695	57,762	695
Other revenue	453	181	1,730	282
Total revenue	$60,986	$41,205	$203,855	$253,445

Segment Adjusted EBITDA(1)	$(1,319)	$9,176	$(14,148)	$130,392

Key Performance Indicators(2):	(in whole units or dollars)
Rare earth concentrate
REO Production Volume (MTs)	11,478	9,257	45,455	41,557
REO Sales Volume (MTs)	7,803	7,174	32,703	36,837
Realized Price per REO MT	$4,717	$5,622	$4,414	$6,854
Separated NdPr products
NdPr Production Volume (MTs)	413	150	1,294	200
NdPr Sales Volume (MTs)	468	10	1,142	10
NdPr Realized Price per KG	$51	$70	$51	$70
(1)See “Segment Information” below for further information.
(2)See “Key Performance Indicators” below for definitions and further information.
Fourth Quarter 2024 Materials Segment Review
Materials Segment revenue increased 48% to $61.0 million year-over-year, driven by a $23.0 million increase in NdPr oxide and metal sales due to the transition to production of midstream products, primarily NdPr oxide, which began in the fourth quarter of 2023. The increase in revenue was aided by a 9% increase in REO Sales Volume driven in part by higher upstream production volumes, partially offset by a 16% decrease in the Realized Price per REO MT due to a continued soft pricing environment for rare earth products.
Materials Segment Adjusted EBITDA declined $10.5 million to $(1.3) million year-over-year, driven mainly by higher Materials Segment cost of sales (“Segment COS”) due to elevated production costs associated with separated rare earth products production ramp toward normalized capacity. Segment COS was also impacted by a $6.4 million write-down of certain separated product inventories, primarily related to Lanthanum production, which was more than offset by an $8.4 million credit from the Section 45X Tax Credit in the quarter, which benefited from a favorable final rule making by the IRS in October.
Full Year 2024 Materials Segment Review
Materials Segment revenue decreased 20% to $203.9 million year-over-year, driven by a 36% decline in Realized Price per REO MT and an 11% decline in REO MTs sold in the year, partially offset by a $57.1 million increase in NdPr oxide and metal sales in 2024. The decline in realized price reflected the softer pricing environment for rare earth products in the year. The decline in REO MTs sold and the increase in NdPr oxide and metal sales was primarily due to the ramp-up in midstream operations, as a significantly higher portion of REO produced was not sold as concentrate but instead refined and sold as NdPr oxide and metal during 2024.
Materials Segment Adjusted EBITDA declined $144.5 million to $(14.1) million year-over-year, driven mainly by higher Materials Segment COS due to higher production costs associated with the increased sales volumes of NdPr oxide in 2024 from the continued ramp in separated product production. Segment COS was also impacted by a $21.5 million write-down of certain of our separated product inventories and higher property taxes, partially offset by a $12.2 million credit from the Section 45X Tax Credit during the year.

Fourth Quarter and Full Year 2024 Magnetics Segment Financial Results

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2024	2023	2024	2023
Segment Adjusted EBITDA(1)	$(3,061)	$(2,357)	$(12,224)	$(6,522)
(1)See “Segment Information” below for further information.
Fourth Quarter and Full Year 2024 Magnetics Segment Review
Magnetics Segment Adjusted EBITDA for the quarter and year declined $0.7 million and $5.7 million, respectively, primarily due to higher segment selling, general and administrative expenses, driven by higher personnel costs associated with increased headcount to support the Independence facility, as well as increases in research and development and property taxes.

MP MATERIALS CORP. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,
(U.S. dollars in thousands, except share and per share data, unaudited)	2024	2023
Assets
Current assets
Cash and cash equivalents	$282,442	$263,351
Short-term investments	568,426	734,493
Total cash, cash equivalents and short-term investments	850,868	997,844
Accounts receivable	18,874	10,029
Inventories	107,905	95,182
Income taxes receivable	23,672	830
Government grant receivable	19,799	19,302
Prepaid expenses and other current assets	10,204	7,990
Total current assets	1,031,322	1,131,177
Non-current assets
Property, plant and equipment, net	1,251,496	1,158,054
Operating lease right-of-use assets	8,680	10,065
Inventories	19,031	13,350
Intangible assets, net	7,370	8,881
Other non-current assets	15,659	14,925
Total non-current assets	1,302,236	1,205,275
Total assets	$2,333,558	$2,336,452
Liabilities and stockholders’ equity
Current liabilities
Accounts and construction payable	$23,562	$27,995
Accrued liabilities	64,727	73,939
Deferred revenue	56,880	—
Other current liabilities	18,850	6,616
Total current liabilities	164,019	108,550
Non-current liabilities
Long-term debt, net	908,729	681,980
Deferred revenue	43,120	—
Operating lease liabilities	5,798	6,829
Deferred government grant	20,087	17,433
Deferred investment tax credit	25,502	—
Deferred income taxes	85,309	130,793
Other non-current liabilities	26,114	25,088
Total non-current liabilities	1,114,659	862,123
Total liabilities	1,278,678	970,673
Commitments and contingencies
Stockholders’ equity:
Preferred stock ($0.0001 par value, 50,000,000 shares authorized, none issued and outstanding in either year)	—	—
Common stock ($0.0001 par value, 450,000,000 shares authorized, 178,445,570 and 178,082,383 shares issued, and 163,195,788 and 178,082,383 shares outstanding, as of December 31, 2024 and December 31, 2023, respectively)	18	17
Additional paid-in capital	961,434	979,891
Retained earnings	320,302	385,726
Accumulated other comprehensive income	173	145
Treasury stock, at cost, 15,249,782 and 0 shares, respectively	(227,047)	—
Total stockholders’ equity	1,054,880	1,365,779
Total liabilities and stockholders’ equity	$2,333,558	$2,336,452

MP MATERIALS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the three months ended December 31,		For the year ended December 31,
(U.S. dollars in thousands, except share and per share data, unaudited)	2024	2023	2024	2023
Revenue	$60,986	$41,205	$203,855	$253,445
Operating costs and expenses:
Cost of sales (excluding depreciation, depletion and amortization)	58,263	23,577	192,586	92,714
Selling, general and administrative	19,073	21,416	83,299	79,245
Depreciation, depletion and amortization	22,118	18,633	78,057	55,709
Start-up costs	1,397	5,205	5,684	21,330
Advanced projects and development	1,164	5,346	9,307	14,932
Other operating costs and expenses	2,933	656	4,348	7,234
Total operating costs and expenses	104,948	74,833	373,281	271,164
Operating loss	(43,962)	(33,628)	(169,426)	(17,719)
Interest expense, net	(6,762)	(1,107)	(23,010)	(5,254)
Gain on early extinguishment of debt	6,646	—	52,911	—
Other income, net	10,117	14,078	46,178	56,048
Income (loss) before income taxes	(33,961)	(20,657)	(93,347)	33,075
Income tax benefit (expense)	11,619	4,398	27,923	(8,768)
Net income (loss)	$(22,342)	$(16,259)	$(65,424)	$24,307

Earnings (loss) per share:
Basic	$(0.14)	$(0.09)	$(0.39)	$0.14
Diluted	$(0.14)	$(0.09)	$(0.57)	$0.14

Weighted-average shares outstanding:
Basic	163,379,389	177,619,628	166,840,611	177,181,661
Diluted	163,379,389	177,619,628	169,882,640	178,152,212

MP MATERIALS CORP. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
(U.S. dollars in thousands, unaudited)	2024	2023
Operating activities:
Net income (loss)	$(65,424)	$24,307
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation, depletion and amortization	78,057	55,709
Accretion of discount on short-term investments	(30,255)	(26,316)
Gain on early extinguishment of debt	(52,911)	—
Stock-based compensation expense	23,183	25,236
Amortization of debt issuance costs	3,901	3,536
Write-downs of inventories	21,527	2,285
Deferred income taxes	(27,775)	8,455
Other	4,837	1,716
Decrease (increase) in operating assets:
Accounts receivable	(8,845)	22,827
Inventories	(41,537)	(47,099)
Income taxes receivable	(22,842)	1,371
Government grant receivable	(497)	(19,302)
Prepaid expenses, other current and non-current assets	(1,301)	1,006
Increase (decrease) in operating liabilities:
Accounts payable and accrued liabilities	1,332	11,305
Income taxes payable	—	(21,163)
Deferred revenue	100,000	—
Deferred government grant	4,911	19,120
Other current and non-current liabilities	26,988	(294)
Net cash provided by operating activities	13,349	62,699
Investing activities:
Additions to property, plant and equipment	(186,418)	(261,897)
Purchases of short-term investments	(1,567,983)	(1,185,477)
Proceeds from sales of short-term investments	166,371	507,736
Proceeds from maturities of short-term investments	1,597,991	1,015,190
Investment in equity method investee	—	(9,673)
Proceeds from sale of property, plant and equipment	—	18
Proceeds from government awards used for construction	96	2,800
Net cash provided by investing activities	10,057	68,697
Financing activities:
Proceeds from issuance of long-term debt	747,500	—
Payment of debt issuance costs	(20,648)	—
Payments to retire long-term debt	(428,599)	—
Purchase of capped call options	(65,332)	—
Repurchases of common stock	(225,068)	—
Principal payments on debt obligations and finance leases	(2,532)	(2,732)
Tax withholding on stock-based awards	(10,112)	(7,185)
Net cash used in financing activities	(4,791)	(9,917)
Net change in cash, cash equivalents and restricted cash	18,615	121,479
Cash, cash equivalents and restricted cash beginning balance	264,988	143,509
Cash, cash equivalents and restricted cash ending balance	$283,603	$264,988

Reconciliation of cash, cash equivalents and restricted cash:
Cash and cash equivalents	$282,442	$263,351
Restricted cash, current	812	1,290
Restricted cash, non-current	349	347
Total cash, cash equivalents and restricted cash	$283,603	$264,988

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted EBITDA

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2024	2023	2024	2023
Net income (loss)	$(22,342)	$(16,259)	$(65,424)	$24,307
Adjusted for:
Depreciation, depletion and amortization	22,118	18,633	78,057	55,709
Interest expense, net	6,762	1,107	23,010	5,254
Income tax expense (benefit)	(11,619)	(4,398)	(27,923)	8,768
Stock-based compensation expense(1)	4,560	6,195	23,183	25,236
Initial start-up costs(2)	1,385	5,133	5,303	20,607
Transaction-related and other costs(3)	2,259	4,311	8,367	11,435
Accretion of asset retirement and environmental obligations(4)	234	227	929	908
Loss on environmental obligations(4)(5)	1,998	—	1,998	—
Loss on disposals of long-lived assets, net(4)(6)	701	429	1,421	6,326
Gain on early extinguishment of debt(7)	(6,646)	—	(52,911)	—
Other income, net(8)	(10,117)	(14,078)	(46,178)	(56,048)
Adjusted EBITDA	$(10,707)	$1,300	$(50,168)	$102,502
(1)Principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Relates to certain costs incurred in connection with the commissioning and starting up of our initial separations capability at Mountain Pass and our initial magnet-making capabilities at the Independence Facility prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including potential acquisitions, mergers, or other investments. Amounts for the three months and year ended December 31, 2024, are principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations. Amounts for the three months and year ended December 31, 2023, are principally included in “Advanced projects and development” within our unaudited Consolidated Statements of Operations.
(4)Included in “Other operating costs and expenses” within our unaudited Consolidated Statements of Operations.
(5)Amounts are the result of the Company adjusting its estimated cash flows and timing for its existing environmental obligation during the fourth quarter of 2024.
(6)The year ended December 31, 2023, included $5.5 million in demolition costs associated with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(7)Amount for the three months ended December 31, 2024, pertains to a gain recognized on the debt exchange in December 2024 whereby the Company exchanged a portion of its 2026 Notes for new 2030 Notes. The year ended December 31, 2024, amount also includes a gain recognized on the retirement of 2026 Notes in March 2024 in connection with the issuance of 2030 Notes.
(8)Principally comprised of interest and investment income.

Reconciliation of GAAP Net Income (Loss) to Non-GAAP Adjusted Net Income (Loss)

	For the three months ended December 31,		For the year ended December 31,
(in thousands, unaudited)	2024	2023	2024	2023
Net income (loss)	$(22,342)	$(16,259)	$(65,424)	$24,307
Adjusted for:
Stock-based compensation expense(1)	4,560	6,195	23,183	25,236
Initial start-up costs(2)	1,385	5,133	5,303	20,607
Transaction-related and other costs(3)	2,259	4,311	8,367	11,435
Loss on environmental obligations(4)(5)	1,998	—	1,998	—
Loss on disposals of long-lived assets, net(4)(6)	701	429	1,421	6,326
Gain on early extinguishment of debt(7)	(6,646)	—	(52,911)	—
Other	—	(9)	—	(51)
Tax impact of adjustments above(8)	(857)	(3,798)	3,959	(16,482)
Adjusted Net Income (Loss)	$(18,942)	$(3,998)	$(74,104)	$71,378
(1)Principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations.
(2)Included in “Start-up costs” within our unaudited Consolidated Statements of Operations and excludes any applicable stock-based compensation, which is included in the “Stock-based compensation expense” line above. Relates to certain costs incurred in connection with the commissioning and starting up of our initial separations capability at Mountain Pass and our initial magnet-making capabilities at the Independence Facility prior to the achievement of commercial production. These costs include labor of incremental employees hired in advance to work directly on such commissioning activities, training costs, costs of testing and commissioning the new circuits and processes, and other related costs. Given the nature and scale of the related costs and activities, management does not view these as normal, recurring operating expenses, but rather as non-recurring investments to initially develop our separations and magnet-making capabilities. Therefore, we believe it is useful and necessary for investors to understand our core operating performance in current and future periods by excluding the impact of these start-up costs. To the extent additional start-up costs are incurred in the future to expand our separations and magnet-making capabilities after initial achievement of commercial production (e.g., significantly expanding production capacity at an existing facility or building a new separations or magnet manufacturing facility), such costs would not be considered an adjustment for this non-GAAP financial measure.
(3)Pertains to legal, consulting, and advisory services, and other costs associated with specific transactions, including potential acquisitions, mergers, or other investments. Amounts for the three months and year ended December 31, 2024, are principally included in “Selling, general and administrative” within our unaudited Consolidated Statements of Operations. Amounts for the three months and year ended December 31, 2023, are principally included in “Advanced projects and development” within our unaudited Consolidated Statements of Operations.
(4)Included in “Other operating costs and expenses” within our unaudited Consolidated Statements of Operations.
(5)Amounts are the result of the Company adjusting its estimated cash flows and timing for its existing environmental obligation during the fourth quarter of 2024.
(6)The year ended December 31, 2023, included $5.5 million in demolition costs associated with demolishing and removing certain out-of-use older facilities and infrastructure from the Mountain Pass site to accommodate future expansion in rare earth processing.
(7)Amount for the three months ended December 31, 2024, pertains to a gain recognized on the debt exchange in December 2024 whereby the Company exchanged a portion of its 2026 Notes for new 2030 Notes. The year ended December 31, 2024, amount also includes a gain recognized on the retirement of 2026 Notes in March 2024 in connection with the issuance of 2030 Notes.
(8)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 20.1%, 31.3%, 23.7% and 25.9%, for the three months and years ended December 31, 2024 and 2023, respectively.

Reconciliation of GAAP Diluted Earnings (Loss) per Share to Non-GAAP Adjusted Diluted EPS

	For the three months ended December 31,		For the year ended December 31,
(unaudited)	2024	2023	2024	2023
Diluted earnings (loss) per share	$(0.14)	$(0.09)	$(0.57)	$0.14
Adjusted for:
Stock-based compensation expense	0.03	0.03	0.14	0.13
Initial start-up costs	0.01	0.03	0.03	0.11
Transaction-related and other costs	0.01	0.02	0.05	0.06
Loss on environmental obligations	0.01	—	0.01	—
Loss on disposals of long-lived assets, net	—	—	0.01	0.03
Gain on early extinguishment of debt	(0.04)	—	(0.32)	—
Tax impact of adjustments above(1)	—	(0.01)	0.02	(0.08)
2026 Notes if-converted method(2)	—	—	0.19	—
Adjusted Diluted EPS	$(0.12)	$(0.02)	$(0.44)	$0.39

Diluted weighted-average shares outstanding	163,379,389	177,619,628	169,882,640	178,152,212
Assumed conversion of 2026 Notes(3)(4)	—	—	(3,042,029)	15,584,409
Adjusted diluted weighted-average shares outstanding	163,379,389	177,619,628	166,840,611	193,736,621
(1)Tax impact of adjustments is calculated using an adjusted effective tax rate, which excludes the impact of discrete tax costs and benefits, to each adjustment. The adjusted effective tax rates were 20.1%, 31.3%, 23.7% and 25.9%, for the three months and years ended December 31, 2024 and 2023, respectively.
(2)For the year ended December 31, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted loss per share but antidilutive for purposes of computing Adjusted Diluted EPS, within this reconciliation, we have included this adjustment to reverse the impact of applying the if-converted method to the 2026 Notes in the computation of GAAP diluted loss per share.
(3)For the year ended December 31, 2024, since the 2026 Notes were dilutive for purposes of computing GAAP diluted loss per share but antidilutive for purposes of computing Adjusted Diluted EPS, the adjusted diluted weighted-average shares outstanding exclude the potentially dilutive securities associated with the 2026 Notes.
(4)For the year ended December 31, 2023, the 2026 Notes were antidilutive for GAAP purposes. For purposes of calculating Adjusted Diluted EPS, we have added back the assumed conversion of the 2026 Notes since they would not be antidilutive when using Adjusted Net Income (Loss) as the numerator in the calculation of Adjusted Diluted EPS.

Conference Call Details
MP Materials will host a conference call to discuss these results at 2:00 p.m. Pacific Time, Thursday, February 20, 2025. To join the conference call on a listen-only basis, participants should dial 1-888-788-0099 and international participants should dial 1-646-876-9923 and enter the conference ID number: 98701757221 as well as the passcode: 349342. The live audio webcast along with the press release and accompanying slide presentation, will be accessible at investors.mpmaterials.com. A recording of the webcast will also be available following the conference call.
About MP Materials
MP Materials (NYSE: MP) produces specialty materials that are vital inputs for electrification and other advanced technologies. MP’s Mountain Pass facility is America’s only scaled rare earth production source. The Company is currently expanding its manufacturing operations downstream to provide a full supply chain solution from materials to magnetics. More information is available at https://mpmaterials.com/.
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We routinely post important information on our website, including corporate and investor presentations and financial information. We intend to use our website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Such disclosures will be included in the Investors section of our website. Accordingly, investors should monitor such portion of our website, in addition to following our press releases, Securities and Exchange Commission filings and public conference calls and webcasts.
Forward-Looking Statements
This press release contains certain statements that are not historical facts and are forward-looking statements for purposes of the safe harbor provisions under the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of the words such as “estimate,” “plan,” “shall,” “may,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “believe,” “seek,” “will,” “target,” or similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the price and market for rare earth materials, the continued demand for rare earth materials and the market for rare earth materials generally, future demand for electric vehicles and magnets, estimates and forecasts of the Company’s results of operations and other financial and performance metrics, including NdPr oxide production and shipments, the Company’s share repurchase program, the expected cash flows of the early production of magnetic precursor products in Stage III and associated expected magnetic precursor products prepayments and timing thereof, the expected timing for receipt of the 48C tax credits, the expected capital expenditures in Stage II and Stage III, the Company’s ability to control costs and expenses, the Company’s Upstream 60K strategy, including statements regarding the timing, costs and ability to increase REO production, and the Company’s Stage II and Stage III projects, including the Company’s ability to achieve run rate production of separated rare earth materials and production of commercial metal and magnets. Such statements are all subject to risks, uncertainties and changes in circumstances that could significantly affect the Company’s future financial results and business.
Accordingly, the Company cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. These forward-looking statements are subject to a number of risks and uncertainties, including fluctuations and uncertainties related to demand for and pricing of rare earth products; changes in domestic and foreign business, market, financial, political and legal conditions; changes in demand for neodymium-iron-boron (“NdFeB”) permanent magnets; the effects of competition on the Company’s future business; risks related to the Company’s Upstream 60K strategy, including delays in completion, unexpected costs and expenses and timing for obtaining regulatory approvals; risks related to the rollout of the Company’s business strategy, including Stage II and Stage III, and the timing of achieving expected business milestones in Stage II and Stage III; risks related to the Company’s Stage II operations and the Company’s ability to achieve run rate production of separated rare earth materials; risks related to the

Company’s long-term agreement with General Motors, including the Company’s ability to produce and supply NdFeB magnets; risks related to expected sales of separated NdPr oxide due to various risks, including demand and pricing for separated NdPr oxide; risks related to the Company’s ability to develop magnetic precursor products in Stage III, including production delays; risks related to the Company entering into agreements with customers for prepayment of magnetic precursor products, including NdPr metal; risks associated with the terms of the 3.00% unsecured senior convertible notes due March 2030 (the “2030 Notes”), risks related to the share repurchase program and whether it will be fully consummated or will enhance long-term stockholder value; risks related to current and future governmental and environmental laws, regulations, licenses or legal requirements; and those risk factors discussed in the Company’s filings with the Securities and Exchange Commission, including Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission.
If any of these risks materialize or the assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The Company does not intend to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this earnings release may not occur.
Use of Non-GAAP Financial Measures
This press release references certain non-GAAP financial measures, including Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS, which have not been prepared in accordance with GAAP. MP Materials defines Adjusted EBITDA as GAAP net income or loss before interest expense, net; income tax expense or benefit; and depreciation, depletion and amortization; further adjusted to eliminate the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; accretion of asset retirement and environmental obligations; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; other income or loss; and other items that management does not consider representative of our underlying operations. MP Materials defines Adjusted Net Income (Loss) as GAAP net income or loss excluding the impact of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. MP Materials defines Adjusted Diluted EPS as GAAP diluted earnings or loss per share excluding the per share impact, using adjusted diluted weighted-average shares outstanding as the denominator, of stock-based compensation expense; initial start-up costs; transaction-related and other costs; gain or loss on disposals of long-lived assets; gain or loss on early extinguishment of debt; and other items that management does not consider representative of our underlying operations; adjusted to give effect to the income tax impact of such adjustments. In addition, when appropriate, we include an adjustment to reverse the impact of applying the if-converted method to our 2026 Notes if necessary to reconcile between GAAP diluted earnings or loss per share and Adjusted Diluted EPS. When applicable, adjusted diluted weighted-average shares outstanding reflect the anti-dilutive impact of our capped call options entered into in connection with the issuance of our 2030 Notes.
MP Materials’ management uses Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS to compare MP Materials’ performance to that of prior periods for trend analyses and for budgeting and planning purposes. MP Materials believes Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provide useful information to management and investors regarding certain financial and business trends relating to MP Materials’ financial condition and results of operations. MP Materials’ management believes that the use of Adjusted EBITDA, Adjusted Net Income (Loss), and Adjusted Diluted EPS provides an additional tool for investors to use in evaluating projected operating results and trends. MP Materials’ method of determining these non-GAAP measures may be different from other companies’ methods and, therefore, may not be comparable to those used by other companies and MP Materials does not recommend the sole use of these non-GAAP measures to assess its financial performance. Management does not consider non-GAAP measures in isolation or as an alternative or to be superior to financial measures determined in accordance with GAAP. The principal limitation of non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in MP Materials’ financial statements. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents reconciliations of such non-GAAP financial measures to the most directly comparable GAAP financial measures.
Segment Information
During the fourth quarter of 2024, the Company modified its segment structure largely as a result of initial production of magnetic precursor products. Accordingly, beginning with the fourth quarter of 2024, the Company’s reportable segments, which are primarily based on the Company’s internal organizational structure and types of products, are its two operating segments—Materials and Magnetics. In conjunction with this change, prior period amounts have been recast to conform to this new segment reporting structure.
The Materials segment operates the Mountain Pass Rare Earth Mine and Processing Facility located near Mountain Pass, San Bernardino County, California, which produces refined rare earth products as well as rare earth concentrate and related products. The Magnetics segment operates a rare earth metal, alloy and magnet manufacturing facility in Fort Worth, Texas (“Independence”), where the Company began production of magnetic precursor products in December 2024 and anticipates manufacturing NdFeB permanent magnets by the end of 2025.
Segment Adjusted EBITDA is management’s primary segment measure of profit or loss required by GAAP in assessing segment performance and deciding how to allocate the Company’s resources. Segment Adjusted EBITDA is calculated as segment revenues less significant segment expenses, specifically, cost of sales (excluding depreciation, depletion and amortization and stock-based compensation expense) and selling, general and administrative expenses (excluding stock-based compensation expense), as well as certain other operating expenses (referred to as “other segment items”). Significant segment expenses and other segment items also exclude certain costs that are non-recurring, non-cash or are not related to the segments’ underlying business performance.
Key Performance Indicators
REO Production Volume is measured in MTs, the Company’s principal unit of sale for its concentrate product. This measure refers to the REO content contained in the rare earth concentrate we produce and, beginning in the second quarter of 2023, includes volumes fed into downstream circuits for commissioning and starting up our separations facilities and for producing separated rare earth products, a portion of which is also included in our KPI, NdPr Production Volume. REO Production Volume is a key indicator of the mining and processing capacity and efficiency of the Company’s upstream operations.
REO Sales Volume for a given period is calculated in MTs. A unit, or MT, is considered sold once we recognize revenue on its sale as determined in accordance with GAAP. REO Sales Volume is a key measure of the Company’s ability to convert its concentrate production into revenue. REO Sales Volume includes both traditional concentrate as well as roasted concentrate.
Realized Price per REO MT for a given period is calculated as the quotient of: (i) the Company’s rare earth concentrate sales, which are determined in accordance with GAAP, for a given period and (ii) the Company’s REO Sales Volume for the same period. Realized Price per REO MT is an important measure of the market price of the Company’s concentrate product.
NdPr Production Volume for a given period is measured in MTs, the Company’s principal unit of sale for its NdPr separated products. NdPr Production Volume refers to the volume of finished and packaged NdPr oxide produced at Mountain Pass for a given period. NdPr Production Volume is a key indicator of the separating and finishing capacity and efficiency of the Company’s midstream operations.
Our NdPr Sales Volume for a given period is calculated in MTs and on an NdPr oxide-equivalent basis (as further discussed below). A unit, or MT, is considered sold once the Materials segment recognizes revenue on its sale, whether sold as NdPr oxide or NdPr metal, as determined in accordance with GAAP. For these

NdPr metal sales, the MTs sold and included in NdPr Sales Volume are calculated on the basis of the volume of NdPr oxide used to produce such NdPr metal. We utilize an assumed material conversion ratio of 1.20, such that a sale of 100 MTs of NdPr metal would be included in this KPI as 120 MTs of NdPr oxide-equivalent. NdPr Sales Volume is a key measure of our ability to convert our production of separated NdPr products into revenue. In the future, NdPr Sales Volume for the Materials segment is expected to include sales made to the Magnetics segment.
NdPr Realized Price per kilogram (“KG”) for a given period is calculated as the quotient of: (i) our Materials segment NdPr oxide and metal sales, which are determined in accordance with GAAP, for a given period and (ii) our NdPr Sales Volume for the same period. NdPr Realized Price per KG is an important measure of the market price of our NdPr products. In the future, NdPr Realized Price per KG for the Materials segment is expected to include sales made to the Magnetics segment.
Contacts
Investors:
IR@mpmaterials.com
Media:
Matt Sloustcher
media@mpmaterials.com